NEWS RLEASE:

DATE:  January 30, 2001

CONTACT:  Joe L. Powers
          Executive Vice President
          P.O. Box 141000
          Nashville, TN  37214-1000

PHONE:    (615) 902-1300
FAX:      (615) 902-6353
WEBSITE:  www.thomasnelson.com


NASHVILLE, TN, January 30, 2001. Thomas Nelson today announced that its earnings release is scheduled for Wednesday, February 7, 2001 prior to market opening.

Thomas Nelson, Inc. will also host a conference call related to the earnings release at 1:30 CST on Wednesday, February 7, 2001. Individuals may listen to the call by dialing (719) 457-2637. The live broadcast of Thomas Nelson's quarterly conference call will be available online by going to www.thomasnelson.com and clicking on the link to News and at www.streetevents.com. The online replay will follow shortly after the call and continue through February 15, 2001.

Thomas Nelson, Inc. is a leading publisher, producer and distributor of books emphasizing Christian, inspirational and family value themes, and believes it is the largest publisher of Bibles and inspirational books in the English language. The Company also designs and markets a broad line of gift and stationery products. For more information, visit our website www.thomasnelson.com.

Thomas Nelson's stock is listed on the New York Stock Exchange (TNM-NYSE).

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